UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The NASDAQ® Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On November 5, 2019, the Board of Directors (the “Board”) of The Hain Celestial Group, Inc. (the “Company”) appointed Javier H. Idrovo as Executive Vice President and Chief Financial Officer, effective December 2, 2019 (the “Start Date”). Mr. Idrovo will succeed James M. Langrock.

Mr. Idrovo, age 51, has served as Chief Accounting Officer of The Hershey Company, a global producer of chocolate, sweets, mints, gum and other snacks, since August 2015, with responsibilities including all aspects of the accounting, tax and treasury functions, including external reporting, operation of internal controls over financial reporting, and financial reporting. Prior to becoming Chief Accounting Officer, Mr. Idrovo served as Senior Vice President, Finance and Planning from 2011 to August 2015 and as Senior Vice President, Strategy and Business Development from 2008 to 2011. Prior to joining The Hershey Company, Mr. Idrovo served in various roles of increasing responsibility at Dole Food Company, a global producer and marketer of fruit and vegetables, from 2001 to 2008, most recently serving as President of Dole Packaged Foods from 2006 to 2008. Prior to that, Mr. Idrovo served in various roles of increasing responsibility at The Boston Consulting Group, Inc. from 1990 to 1993 and from 1995 to 2001.

In connection with Mr. Idrovo’s appointment, the Company and Mr. Idrovo entered into an Offer Letter (the “Offer Letter”) that provides for an annual base salary of $550,000. Mr. Idrovo will be eligible to receive annual incentive awards, with a target award for fiscal year 2020 of 85% of his annual base salary, prorated based on the Start Date. Mr. Idrovo will also receive an award of performance share units under the Company’s 2019-2021 Long-Term Incentive Plan (the “2019-2021 LTIP”), with a target of 100,000 shares (the “LTIP PSU Award”), representing Mr. Idrovo’s long-term incentive opportunity for fiscal years 2020 and 2021. The LTIP PSU Award will vest based on the achievement of pre-established 3-year compound annual Total Shareholder Return goals over the performance period from November 6, 2018 to November 6, 2021, mirroring the performance goals and other terms and conditions for awards made to other executive officers under the 2019-2021 LTIP. Total shares earned under the LTIP PSU Award will range from 0% to 300% of the target number of shares. Beginning in fiscal year 2022, Mr. Idrovo will be eligible to receive additional long-term incentive awards.

The Offer Letter also provides for the following one-time compensation, intended to recognize the compensation Mr. Idrovo is forfeiting from his current employer to join the Company:

•Signing award of restricted stock units, valued at $1,300,000 based on the closing price of the Company’s common stock on the Start Date, vesting in two equal annual installments.
•Signing award of performance share units, with the target number of shares equal to $1,000,000 divided by the closing price of the Company’s common stock on the Start Date (the “Sign-On PSU Award”). The performance goals and other terms and conditions of the Sign-On PSU Award will mirror those of the LTIP PSU Award. Total shares earned under the Sign-On PSU Award will range from 0% to 300% of the target number of shares.
•Signing bonus of $500,000 in cash, subject to prorated repayment in the event that, within the first 24 months of his employment, Mr. Idrovo voluntarily terminates his employment or is terminated for cause, as determined by the Compensation Committee of the Board in good faith.

Pursuant to the terms of the Offer Letter, if the Company terminates Mr. Idrovo’s employment without cause, as determined by the Compensation Committee of the Board in good faith, Mr. Idrovo will be entitled to receive severance in an amount equal to one times his base salary in effect at the time of termination and one times his target annual incentive award for the year in which the termination occurs, payable over 12 months following termination.

Mr. Idrovo will receive a Change in Control Agreement on the Company’s standard form, providing for severance if his employment is terminated without Cause or for Good Reason (as those terms are defined in the agreement) within 12 months following a Change in Control (as defined in the agreement). In that event, the amount of severance would be two times the sum of Mr. Idrovo’s base salary and target annual incentive award, payable over two years following termination, subject to the execution of a release and certain other conditions.

A copy of the press release announcing Mr. Idrovo’s appointment is attached hereto as Exhibit 99.1.

Departure of James M. Langrock

On November 7, 2019, the Company announced that James M. Langrock, Executive Vice President and Chief Financial Officer, is being succeeded by Javier Idrovo effective December 2, 2019. Mr. Langrock will remain at the Company through December 31, 2019 to assist with the transition of his responsibilities and support other Company initiatives.

In connection with his departure, Mr. Langrock is expected to enter into a separation agreement, pursuant to which he will be entitled to receive (1) cash severance of $1,650,000, paid in bi-weekly installments during the 12 months following his departure and (2) health and welfare benefits for a period of 18 months. In addition, in accordance with Mr. Langrock’s restricted stock award agreements, the vesting of 17,202 shares of restricted stock will accelerate upon his departure. Mr. Langrock’s performance share units under the 2019-2021 LTIP will be forfeited.

A copy of the press release announcing Mr. Langrock’s departure is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated November 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: November 7, 2019

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Kristy Meringolo
Name:	Kristy Meringolo
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer